CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses dated June 1, 2010 for the Invesco U.S. Small Cap Value Fund, Invesco Value II Fund and Invesco U.S. Small/Mid Cap Value Fund that are incorporated by reference in the Proxy Statements/Prospectuses in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170592) of AIM Sector Funds (Invesco Sector Funds).
We also consent to the incorporation by reference of our reports dated November 24, 2009, on U.S. Small Cap Value Portfolio, and Value Portfolio and February 25, 2010, on U.S. Small/Mid Cap Value Portfolio included in the Annual Reports to Shareholders for the fiscal years ended September 30, 2009 and December 31, 2009, respectively, into the Statement of Additional Information in the Amendment

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 27, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in each Prospectus dated below, and to the reference to our firm as predecessor fund’s auditor under the caption “Financial Highlights” in the Prospectus of Invesco Van Kampen Value Opportunities Fund dated December 23, 2010, that are incorporated by reference in the Proxy Statements/Prospectuses in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement of AIM Sector Funds (Invesco Sector Funds) on Form N-14 (File No. 333-170592).
We also consent to the use of our reports on the Funds as of the respective report dates listed below, that are incorporated by reference in the Statement of Additional Information in the Amendment.
We also consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” and to the incorporation by reference of our reports on the Funds as of the respective report dates listed below, in the Statement of Additional Information dated December 22, 2010 of AIM Sector Funds (Invesco Sector Funds), that is incorporated by reference in the Statement of Additional Information in the Amendment.

Fund	Prospectus Date
Invesco Van Kampen Comstock Fund	June 1, 2010, as revised June 25, 2010
Invesco Van Kampen Small Cap Value Fund	July 28, 2010, as revised October 6, 2010
Invesco Van Kampen Utility Fund	July 28, 2010

Fund	Report Date
Van Kampen Comstock Fund	February 19, 2010
Van Kampen Small Cap Value Fund	May 18, 2010
Van Kampen Utility Fund	May 18, 2010
Van Kampen Value Opportunities Fund	May 18, 2010

/s/ ERNST & YOUNG LLP

Chicago, Illinois
December 27, 2010